UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2026
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2026, Harley-Davidson, Inc. (the “Company”) held the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company approved an amendment to the Harley-Davidson, Inc. 2020 Incentive Stock Plan (the “Incentive Plan”) to increase the authorized number of shares under the Incentive Plan, which amendment had previously been approved by the Company’s Board of Directors, subject to shareholder approval. Additional information regarding the results of the Annual Meeting is set forth below under Item 5.07 of this Current Report on Form 8-K.
As amended, the Incentive Plan provides that up to a total of 12,200,000 shares of the Company’s common stock may be issued thereunder. The Incentive Plan authorizes the grant to the Company’s officers (who may include one or more of the Company’s named executive officers) and eligible employees of stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units, employee incentive plan shares and dividend equivalent units. The Company cannot currently determine the benefits, if any, to be paid under the Incentive Plan in the future to any person eligible to receive awards.
The Incentive Plan is described in detail in the Company’s proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission on April 9, 2026 (the “2026 Proxy Statement”), and the full text of the Incentive Plan appears as Appendix A to the 2026 Proxy Statement. The description of the Incentive Plan set forth above does not purport to be complete and is qualified in its entirety by reference to such materials.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s shareholders voted on five proposals as set forth below, each of which was described in detail in the 2026 Proxy Statement. The number of votes cast for, against (where applicable), or withholding authority (where applicable), and the number of abstentions (where applicable) and any broker non-votes with respect to each matter voted upon are set forth below.
1.Proposal 1: Election of Directors: The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders or until each of their respective successors has been duly elected and qualified:

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Troy Alstead	66,552,679	4,537,362	13,525,983
Lori Flees	69,294,243	1,795,798	13,525,983
Allan Golston	59,736,688	11,353,353	13,525,983
Rafeh Masood	69,053,306	2,036,735	13,525,983
Daniel J. Nova	69,663,213	1,426,828	13,525,983
Matthew J. Reintjes	69,682,766	1,407,275	13,525,983
Artie Starrs	70,012,530	1,077,511	13,525,983
Maryrose Sylvester	66,728,675	4,361,366	13,525,983
2.Proposal 2: The approval, on an advisory basis, of the compensation awarded to the Company’s Named Executive Officers, as described in the 2026 Proxy Statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
61,057,442	9,796,616	235,983	13,525,983
3.Proposal 3: The approval of an amendment to the Harley-Davidson, Inc. 2020 Incentive Stock Plan to increase the authorized number of shares of the Company's common stock under the plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
66,926,011	3,875,568	288,462	13,525,983

4.Proposal 4: The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Shares Voted For	Shares Voted Against	Abstentions
83,047,856	1,378,822	189,346
5.Proposal 5: A shareholder proposal regarding a climate transition plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
15,168,872	55,305,212	615,957	13,525,983

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: May 28, 2026	/s/ Paul J. Krause
Paul J. Krause
Secretary
4